EXHIBIT-23.2






                     CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 5, 1994 with respect to the consolidated financial statements and schedules of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP
Louisville, Kentucky
September 15, 1994